CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of T. Rowe Price State Tax-Free Funds, Inc. of our reports dated April 20, 2021, relating to the financial statements and financial highlights, which appear in T. Rowe Price California Tax-Free Bond Fund, T. Rowe Price California Tax-Free Money Fund, T. Rowe Price Georgia Tax-Free Bond Fund, T. Rowe Price Maryland Short-Term Tax-Free Bond Fund, T. Rowe Price Maryland Tax-Free Bond Fund, T. Rowe Price Maryland Tax-Free Money Fund, T. Rowe Price New Jersey Tax-Free Bond Fund, T. Rowe Price New York Tax-Free Bond Fund, T. Rowe Price New York Tax-Free Money Fund, and T. Rowe Price Virginia Tax-Free Bond Fund (constituting T. Rowe Price State Tax-Free Funds, Inc.) Annual Reports on Form N-CSR for the year ended February 28, 2021. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm”, and “Fund Service Providers” in such Registration Statement.

/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Baltimore, Maryland
June 28, 2021